Exhibit 10.2

SUB-URBAN INDUSTRIES, INC. 2003 EQUITY INCENTIVE PLAN KEY FEATURES SUMMARY

Size of Share Pool	750,000 shares (Note: amended by Board resolution of December 31, 2005 to increase to a total pool of 8,000,000 options)
Types of Grants	• Incentive Stock Options (ISOs)
• Nonstatutory Stock Options (NSOs)
• Shares of Restricted Stock
Administration	Board of Directors or a committee consisting of at least one director
Eligibility	• Employees
• Non-Employee Directors
• Consultants
ISOs are available only to employees
Exercise Price of	• Minimum exercise price of ISOs is 100% of fair value at time of grant
Options	• Minimum exercise price of NSOs is 85% of fair value at time of grant
Vesting of Options	• Minimum vesting is 20% per year for five years after grant (not applicable to officers, directors and consultants)
• In general, Company intends to grant options that vest over years, with % vesting after a -month cliff and equal monthly increments for the next years
• Company intends to use “reverse vesting” (option is immediately exercisable but option shares are subject to repurchase at exercise price until vested)
Accelerated Vesting	Options vest in full in the event Company is subject to a change in control, unless:
• Option agreement provides differently, or
• Options remain outstanding after the change in control, or
• Options are assumed by the surviving corporation or its parent, or
• The surviving corporation or its parent substitutes options with substantially the same terms
“Change in control” means (a) a merger after which Company’s stockholders own less than 50% of the surviving company’s stock or (b) a sale of Company’s assets

Payment of	• Cash
Exercise Price	• “Stock swap” (paying the exercise price with shares already owned)
• “Option swap” (paying the exercise price with vested options that are “in the money”)
• Same-day sale (only possible after an IPO)
• Margin loan (only possible after an IPO)
Plan also allows the use of promissory notes, but Company does not intend to use that feature for now
Term of Options	Maximum term is 10 years
Post-Termination Exercise Grace	• Three months, except as specified below Six months in case of disability
Period	• 12 months in case of death
Special Rules for 10% Stockholders	• Minimum exercise price of ISOs and NSOs is 110% of fair value at time of grant
• Maximum term of ISOs is five years (rather than 10)
Transfer	• Company has right of first refusal on option shares
Restrictions	• Optionees are subject to market stand-off (lock-up) in the event of an IPO
Stockholder Approval	Stockholder approval is required within 12 months after adoption of Plan (but should occur as soon as possible for accounting reasons)